UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026

CARTESIAN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7495 New Horizon Way, Frederick, MD 21703
(Address of principal executive offices)(Zip Code)

(301) 348-8698
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	RNAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Loan and Security Agreement
On May 22, 2026, Cartesian Therapeutics, Inc. (the “Company”) and its wholly-owned subsidiary, Cartesian Bio, LLC, as borrowers (“Borrowers”), entered into a Loan and Security Agreement (the “Loan Agreement”) with certain financial institutions party thereto as lenders (the “Lenders”), K2 HealthVentures LLC, as administrative agent (in such capacity, the “Administrative Agent”) and Ankura Trust Company, LLC, as collateral trustee (in such capacity, the “Collateral Trustee”). The Loan Agreement provides for senior secured term loans in an aggregate principal amount of up to $150.0 million (the “Term Loans”), comprised of: (i) a first tranche term loan in an aggregate principal amount of $50.0 million, funded on the closing date; (ii) a second tranche term loan in an aggregate principal amount of $25.0 million, available to be drawn between January 1, 2027 and December 1, 2027 subject to the Company’s achievement of specified clinical and financing milestones on or prior to December 1, 2027; (iii) a third tranche term loan in an aggregate principal amount of $25.0 million, available to be drawn between January 1, 2028 and June 1, 2028 subject to the Company’s achievement of specified approval and sales milestones on or prior to June 1, 2028; and (iv) a fourth tranche term loan in an aggregate principal amount of up to $50.0 million, available in the Lenders’ sole discretion.
The Term Loans are senior secured obligations maturing on June 1, 2030 (the “Maturity Date”). Commencing on July 1, 2029, the Borrowers are required to make consecutive monthly amortization payments of equal principal and interest on the Term Loans. The Term Loans bear interest at a variable annual rate equal to the greater of (i) 8.95% and (ii) the prime rate plus 2.20%. Interest is payable monthly in arrears on the first calendar day of each month.
The Borrowers may prepay, at their option, all of the Term Loans then outstanding plus the accrued and unpaid interest on the portion of principal so repaid, subject to a prepayment premium and an end of term fee. The Lenders may elect, at any time prior to repayment of the Term Loans, to convert up to $15.0 million of the outstanding principal amount of the Term Loans into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and/or certain other securities issued in a qualifying financing (any such Common Stock or other securities, the “Conversion Shares”), at a conversion price equal to: (i) if the relevant Conversion Shares are Common Stock, $8.2526 per share of Common Stock; (ii) if the relevant Conversion Shares are shares of Common Stock or other securities issued in a qualifying financing, the lowest effective price per security at which the Company issues such securities in such qualifying financing; provided, that to the extent such securities issued in a qualifying financing are convertible securities, the conversion price shall equal $1.00 for each $1.00 of notional principal represented by such convertible securities. Conversions by the Lenders prior to the first anniversary of the closing date of the Loan Agreement are limited to $5.0 million in the aggregate. The Lenders’ conversion right is subject to a beneficial ownership cap of 9.985% outstanding at such time, waivable at the Lenders’ election, and an aggregate cap of 19.99% of the Common Stock outstanding as of the closing date of the Loan Agreement. No prepayment premium will be payable for any principal amount converted into Conversion Shares.
The Borrowers’ obligations under the Loan Agreement are secured by a first priority security interest in substantially all of the assets of the Borrowers, excluding intellectual property, subject to customary exceptions and permitted liens. The Loan Agreement contemplates that the Borrowers’ existing and future material domestic subsidiaries will be required to become co-borrowers or guarantors and to grant a security interest in their assets to secure the obligations under the Loan Agreement.
The Loan Agreement contains customary affirmative, negative and reporting covenants binding on the Borrowers and their subsidiaries, including covenants limiting the ability of the Borrowers and their subsidiaries to, among other things, incur additional indebtedness, grant liens, make investments, dispose of assets, pay dividends, repurchase equity, enter into transactions with affiliates, undergo a change of control or engage in mergers or acquisitions, in each case subject to customary exceptions. The financial covenants in the Loan Agreement include (i) commencing April 1, 2027, a minimum unrestricted cash covenant tested at all times when the Company’s market capitalization is less than $750.0 million, requiring the Borrowers to maintain unrestricted cash equal to at least 80% (or, following achievement of the second tranche milestones, 50%, provided that the minimum unrestricted cash requirement will return to 80% if the third tranche milestones are not achieved) of the Borrowers’ outstanding obligations to the Lenders, and (ii) commencing January 1, 2029, a minimum trailing three-month net product revenue covenant of $40.0 million, tested as of the last day of each calendar quarter, with required quarter-over-quarter growth. The Loan Agreement also includes customary events of default.
In connection with the Loan Agreement, the Company has agreed, following receipt of a written request by the Administrative Agent, to file a registration statement with the U.S. Securities and Exchange Commission covering the resale of the shares of Common Stock issuable upon conversion of the Term Loans, on the terms set forth in the Loan Agreement.
The foregoing description of the Loan Agreement is qualified in its entirety by reference to the full text of the Loan Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of any Conversion Shares underlying the outstanding principal amount of the Term Loans will be made in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D thereunder.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 22, 2026, Milos Miljkovic, M.D., the Company’s Chief Medical Officer, delivered a notice of resignation to the Company. In connection therewith, the Company expects to enter into a separation agreement and release (the “Separation Agreement”) with Dr. Miljkovic on or about May 31, 2026 (the “Execution Date”), pursuant to which Dr. Miljkovic’s employment with the Company will cease May 31, 2026.
Pursuant to the Separation Agreement, Dr. Miljkovic is expected to agree to release the Releasees (as such term is defined in the Separation Agreement) from any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Dr. Miljkovic may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the eighth day following the Execution Date, in consideration for receipt from the Company of certain severance payments and benefits described in the employment agreement, dated March 26, 2024, by and between the Company and Dr. Miljkovic (the “Miljkovic Employment Agreement”), including payment of six-months’ salary, eligibility for a pro-rated bonus and direct payment of, or reimbursement for, continued medical, dental and/or vision coverage pursuant to COBRA for up to six months. The Miljkovic Employment Agreement was filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 8-K for the quarter ended March 31, 2026 and is incorporated herein by reference.
A copy of the Separation Agreement is expected to be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.
Item 7.01 Regulation FD Disclosure.
On May 26, 2026, the Company issued a press release regarding the Loan Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K. Additionally, the Company from time to time presents and/or distributes to the investment community at various industry and other conferences slide presentations to provide updates and summaries of its business. A copy of its current corporate slide presentation is attached to this Current Report on Form 8-K as Exhibit 99.2. The information in Item 7.01 of this Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibits 99.1 or 99.2, except as required by law.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

10.1*#
Loan and Security Agreement, dated as of May 22, 2026, among Cartesian Therapeutics, Inc. and Cartesian Bio, LLC, as borrowers, the lenders party thereto, K2 HealthVentures LLC, as administrative agent, and Ankura Trust Company, LLC, as collateral trustee.

99.1	Press release of Cartesian Therapeutics, Inc. issued on May 26, 2026.
99.2	Corporate slide presentation of Cartesian Therapeutics, Inc. dated May 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The schedules and exhibits to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission on a supplemental basis upon its request.
# Pursuant to Item 601(b)(10)(iv) of Regulation S-K promulgated by the SEC, certain portions of this exhibit have been redacted because the Company customarily and actually treats such omitted information as private or confidential and because such omitted information is not material.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTESIAN THERAPEUTICS, INC.

Date: May 26, 2026	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President, Chief Executive Officer and Chairman of the Board